Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm



We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class Y shares' Prospectus and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, and Class Y shares' Statement of Additional Information and to the incorporation by reference of our report, dated May 20, 2008, on the financial statements and financial highlights of Pioneer Fundamental Growth Fund included in the Annual Report to the Shareowners for the year ended March 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-89354) of Pioneer Fundamental Growth Fund.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP


Boston, Massachusetts
February 4, 2009